Exhibit 4(i)

NEITHER THIS WARRANT NOR THE COMMON SHARES OF ATMOSPHERIC GLOW TECHNOLOGIES, INC. WHICH MAY BE PURCHASED PURSUANT TO THIS WARRANT HAVE BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. NEITHER THE SHARES NOR THE WARRANT MAY BE SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT EFFECTIVE REGISTRATION OR QUALIFICATION UNDER SUCH ACT AND LAWS OR ARE EXEMPTED THEREFROM.

COMMON STOCK PURCHASE WARRANT

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) is issued as of the                     , 2006, by Atmospheric Glow Technologies, Inc. (the “Company”), in favor of                          (the “Warrant Holder”).

WHEREAS, the Company has determined to issue this Warrant to the Warrant Holder, pursuant to which the Warrant Holder shall have the right to purchase an aggregate of                  Common Shares of the Company, in exchange for the consideration described below and otherwise upon the terms and conditions set forth herein; and

WHEREAS, all acts and things necessary have been done and performed to make this Warrant the valid, binding and legal obligation of the Company;

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Company and the Warrant Holder agree as follows:

ARTICLE I

Warrant Consideration

1.01. Warrant Consideration. Warrant Holder has purchased                  Common Shares under an offering by the Company pursuant to Regulation D which under the terms of the offering entitle Warranted Holder to receive Warrants to purchase additional Common Shares of the Company.

ARTICLE II

Warrant Price, Duration and Exercise of Warrant

2.01. Warrant Price. This Warrant shall entitle the Warrant Holder, subject to the terms and provisions hereof, to purchase from the Company                      Common Shares of the Company at the price of $0.12 per share (the “Warrant Price”), subject to the adjustments provided in Article III of this Warrant. The Warrant Price as used herein shall mean the price per share at which Common Shares may be purchased at the time this Warrant is exercised.

2.02. Duration of Warrant. This Warrant may be exercised at any time after the date hereof and for two (2) years from such date (the “Expiration Date”). Notwithstanding the foregoing, if notice has been given to the Warrant Holder as provided in Article III hereof in connection with the liquidation, dissolution or winding up of the Company, this Warrant shall expire at the close of business on the third (3rd) full business day before the date specified in the notice as the record date for determining holders of Common Shares entitled to receive any distribution upon the liquidation, dissolution or winding up of the Company; provided, however, that such date is at least thirty (30) days after the date of the notice.

2.03. Exercise of Warrant.

(a) This Warrant may be exercised in whole or in part by surrendering this Warrant at the Principal Office of the Company on any business day prior to the close of business of the Company on the Expiration Date. In order to validly exercise this Warrant, the Warrant Holder shall duly complete, execute and deliver to the Company the Election to Purchase attached hereto and made a part hereof as Exhibit A accompanied by the payment in full, in lawful money of the United States, of the Warrant Price for each full Common Share as to which this Warrant has been exercised plus any applicable taxes. Notwithstanding the foregoing, (i) this Warrant may not be exercised for fewer than 100,000 Common Shares at any one time, unless the remaining Common Shares subject to this Warrant is less than 100,000 Common Shares, in which case this Warrant must be exercised for all remaining Common Shares; and (ii) the Company is not required under the terms and provisions of this Warrant to register or qualify this Warrant or the Common Shares that will be issued to the Warrant Holder upon the exercise of this Warrant under the Securities Act of 1933, as amended (the “Securities Act”) or the securities “blue sky” laws of any state.

(b) As soon as practicable after the exercise of this Warrant, whether in whole or in part, the Company shall issue to, or upon the order of, the Warrant Holder, in whatever name or names the Warrant Holder may direct, a certificate or certificates for the number of full Common Shares with respect to which this Warrant has been exercised, registered in the name or names specified by the Warrant Holder (provided that there is no violation of securities laws in such direction). If this Warrant has not been exercised in full, a new Warrant for purchases of the number of Common Shares (including fractional Shares) as to which this Warrant has not been exercised shall be issued to the Warrant Holder in exchange for this Warrant (or any replacement Warrant), which will be immediately canceled by the Company.

(c) If the exercise of this Warrant in part entitles the Warrant Holder to a fraction of a Common Share, the Company shall pay a cash adjustment with respect to that fractional Common Share in an amount equal to the same fraction of the current fair value of one Common Share on the business day that next precedes the day of exercise of this Warrant. For this purpose, the current fair value of such Common Share shall be the price of one Common Share on the principal stock exchange on which the Common Shares of the Company are traded at the close of the market on the next preceding business day, or, if the Common Shares are not then listed on a stock exchange, the average of the reported bid and asked prices on that day in the over-the-counter market. If no sales take place on the next preceding day, the price or the average of the bid and asked prices, whichever is applicable, shall be determined as of the preceding business day on which Common Shares of the Company were traded closest in time to the date of exercise, provided that such day is no more than five (5) business days prior to the date of exercise of this Warrant. If no public market then exists for the Common Shares, the fair value of the Common Shares shall be determined by the Company’s independent auditors, which determination shall be binding upon the Company and the Warrant Holder.

(d) All Common Shares issued upon the exercise of this Warrant shall be duly and validly issued, fully paid and non-assessable, and the Company shall pay all taxes in connection with the issuance of such Common Shares. The Company shall not be required to pay any tax imposed in connection with any transfer involved in the issuance of a certificate for Common Shares in any name other than that of the Warrant Holder. In such event, the Company shall not be required to issue or deliver any certificate for such Common Shares until the tax has been paid.

(e) Each person in whose name any certificate for Common Shares is issued shall be deemed to have become the holder of record of the Common Shares on the date on which this Warrant was surrendered to the Company and payment of the Warrant Price and any applicable taxes was made to the Company, irrespective of the date of delivery of the certificate evidencing the Common Shares, except that, if the date of surrender and payment is a date when the stock transfer books of the Company are closed, a person shall be deemed to have become the holder of such Common Shares at the close of business on the next succeeding date on which the stock transfer books are open. Except as otherwise provided in Article III, each person holding any Common Shares received upon the exercise of this Warrant shall be entitled to receive only dividends which are payable to holders of record on or after the date on which the person is deemed to become the holder of record of such shares.

ARTICLE III

Adjustments

3.01. Stock Dividends and Splits. If after the date of this Warrant, and subject to the provisions of Section 3.07 hereof, the number of outstanding Common Shares of the Company is increased by a distribution of additional Common Shares of the Company or by a split-up of Common Shares of the Company, then, on the day following the date fixed for the determination of holders of Common Shares entitled to receive the distribution or split-up, the number of Common Shares to be issued upon the exercise of this Warrant shall be increased in proportion to the increase in the outstanding Common Shares and the Warrant Price shall be correspondingly decreased.

3.02. Aggregation of Common Shares. If after the date of this Warrant, and subject to the provisions of Section 3.07 hereof, the number of outstanding Common Shares of the Company is decreased by a reverse stock split or a combination or reclassification of the Common Shares of the Company, then, after the effective date of the reverse stock split, combination or reclassification, the number of Common Shares to be issued upon the exercise of this Warrant shall be decreased in proportion to the decrease in the outstanding Common Shares and the then applicable Warrant Price shall be correspondingly increased.

3.03. Special Stock Dividends. If after the date of this Warrant, shares of any class of stock (other than Common Shares) are issued by way of a distribution on outstanding Common Shares, then, commencing with the day following the date fixed for the determination of the holders of Common Shares entitled to receive the distribution, in addition to any Common Shares receivable upon the exercise of this Warrant, the Warrant Holder, upon exercise of this Warrant, shall be entitled to receive, as nearly as practicable, the same number of shares, plus any shares issued upon any subsequent change, replacement, subdivision or combination of the distributed shares, to which the Warrant Holder would have been entitled to receive if this Warrant had been exercised immediately prior to the distribution. No adjustment in the Warrant Price shall be made merely by virtue of the happening of any event specified in this Section 3.03.

3.04. Reorganization, Etc. If after the date of this Warrant any capital reorganization or reclassification of the Common Shares of the Company, or consolidation or merger of the Company with another legal entity, or sale of all or substantially all of its assets to another legal entity is effective, then, as a condition of the reorganization, reclassification, consolidation, merger or sale, lawful and fair provision shall be made whereby the Warrant Holder after the transaction shall have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Common Shares of the Company purchasable and receivable immediately prior to the transaction upon the exercise of the rights represented by this Warrant, the shares of stock, securities or assets that may be issued or payable with respect to or in exchange for a number of outstanding Common Shares equal to the number of Common Shares purchasable and receivable immediately prior to the transaction upon the exercise of the rights represented by this Warrant as if the reorganization, reclassification, consolidation, merger or sale had not taken place. Appropriate provisions shall be made in connection with a reorganization, reclassification, consolidation, merger or sale with respect to the rights and interests of the Warrant Holder to ensure that the provisions of this Warrant (including, without limitation, provisions for adjustments of the Warrant Price and of the number of Common Shares purchasable upon the exercise of this Warrant) shall immediately after the transaction be applicable as nearly as possible to any shares of stock, securities or assets deliverable immediately after the transaction upon the exercise of this Warrant. The Company shall not effect any consolidation, merger or sale unless, prior to the consummation of the transaction, the successor legal entity (if other than the Company) resulting from the consolidation or merger, or the legal entity purchasing the assets, assumes by written instrument executed and delivered to the Warrant Holder the obligation to deliver to the Warrant Holder the shares of stock, securities or assets in accordance with the foregoing provisions that the Warrant Holder may be entitled to purchase in accordance with the terms and provisions of this Section 3.04.

3.05. Notice of Change in Warrant. Upon any adjustment of the Warrant Price or the number of Common Shares to be issued upon the exercise of this Warrant, then and in each case the Company shall give written notice of the adjustment to the Warrant Holder mailed to the address of the Warrant Holder registered with the Company. The notice shall state the Warrant Price resulting from the adjustment and the increase or decrease, if any, in the number of Common Shares purchasable at that price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based. The failure to give such notice to the Warrant Holder, or any defect in such notice given to the Warrant Holder, shall not affect the legality or validity of the changes or adjustments.

3.06. Other Notices. In case at any time:

(a) the Company makes any distributions payable in stock upon its Common Shares or makes any distributions (other than cash dividends) to the holders of its Common Shares;

(b) the Company offers for subscription pro rata to the holders of its Common Shares any additional shares of stock of any class or any other rights;

(c) there is a capital reorganization, a reclassification of the capital stock of the Company or a consolidation or merger of the Company with, or a sale of all or substantially all of its assets to, another legal entity; or

(d) there is a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of these cases, the Company shall give written notice to the Warrant Holder in the manner set forth in Section 3.05 of this Warrant of the date on which (i) the books of the Company close or a record is taken for the dividend, distribution or subscription rights, or (ii) the reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up of the Company takes place. The notice also shall specify the date as of which the holders of record of Common Shares shall participate in the dividend, distribution or subscription rights, or shall be entitled to exchange their Common Shares for securities or other property deliverable upon the reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up of the Company. The notice shall be given at least thirty (30) days prior to the transaction in question and not less than thirty (30) days prior to the record date or the date on which the Company’ transfer books are closed with respect to the transaction. The failure to give such notice to the Warrant Holder, or any defect in such notice to the Warrant Holder, shall not affect the legality or validity of any transaction covered or to be covered in such notice.

3.07. Limitation on Fractions. Notwithstanding anything in Sections 3.01 or 3.02 hereof to the contrary, cumulative adjustments in the number of Common Shares issuable upon the exercise of this Warrant shall be made only to the nearest multiple of one-tenth of a share, i.e., fractions of less than five-hundredths of a share shall be disregarded and fractions of five-hundredths of a share or more shall be treated as being one-tenth of a share.

3.08. Form of Warrant. This Warrant need not be changed due to any change pursuant to this Article III, and any Warrants issued after a change may state the same Warrant Price and the same number of Common Shares as is stated in this Warrant. However, at any time in its sole discretion, the Company may make any change in the form of this Warrant that it may deem appropriate and that does not affect the substance of this Warrant. Any Warrant subsequently issued, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

ARTICLE IV

Other Provisions Relating to Rights of the Warrant Holder

4.01. No Rights as Member Conferred by Warrant. This Warrant does not entitle the Warrant Holder, solely as the owner and holder of this Warrant, to any of the rights of a shareholder of the Company prior to the exercise of this Warrant in whole or in part.

4.02. Lost, Stolen, Mutilated or Destroyed Warrants. If this Warrant is lost, stolen, mutilated or destroyed, the Company may issue a new Warrant of like denomination, tenor and date as this Warrant so lost, stolen, mutilated or destroyed. Any such issuance of a new Warrant shall be on whatever terms and conditions with respect to indemnity or otherwise that the Company may in its sole discretion impose (which shall, in the case of a mutilated Warrant, include the surrender of this Warrant).

4.03. Reservation of Common Shares. The Company shall at all times reserve and keep available the number of its authorized but unissued Common Shares which is sufficient to permit the exercise in full of this Warrant and all other outstanding warrants and options issued by the

Company. If at any time the number of authorized but unissued Common Shares of the Company is not sufficient for this purpose, the Company shall take such action as, in the opinion of counsel, may be necessary to increase its authorized but unissued Common Shares to the number of Common Shares sufficient for these purposes.

ARTICLE V

Ownership and Transfer of Warrant

5.01. Ownership of Warrant. This Warrant shall be treated as owned only by the holder of record as determined by the Company.

5.02. Transfer of this Warrant.

(a) Neither this Warrant nor the Common Shares to be issued upon exercise of this Warrant have been registered or qualified under the Securities Act or under the securities or “blue sky” laws of any state. The Warrant Holder hereby represents and warrants to the Company that this Warrant and the underlying Common Shares were acquired for investment and not with a view to distribution or resale, and the Warrant Holder hereby covenants and agrees that neither this Warrant nor the Common Shares to be issued upon the exercise of this Warrant may be made subject to a security interest, pledged, hypothecated or otherwise transferred except pursuant to an effective registration under federal and state laws or pursuant to exemptions from registration. Each certificate representing any Common Shares issued pursuant to the exercise of this Warrant will bear a legend reflecting such restrictions on transfer. Prior to permitting transfer of this Warrant or the Common Shares to be issued upon exercise of this Warrant, the Company may require an opinion of counsel acceptable to it that any such transfer complies with applicable laws.

(b) For any transfer that meets the criteria described in paragraph (a) above, this Warrant may be surrendered to the Company for transfer and, upon its cancellation, the Company shall deliver in exchange therefor a new Warrant, as requested by the Warrant Holder, for purchase of the same aggregate number of Common Shares as were evidenced by the Warrant so canceled.

ARTICLE VI

Other Matters

6.01. Payment of Taxes. The Company shall from time to time promptly pay all taxes and charges that may be imposed upon the Company in connection with the issuance or delivery of Common Shares upon the exercise of this Warrant, but the Company shall not be required to pay any transfer taxes in connection with this Warrant or the issuance of Common Shares upon the exercise of this Warrant.

6.02. Modification of Warrant. Without the consent or concurrence of the Warrant Holder, the Company may by supplemental agreement or otherwise make any changes or corrections in this Warrant that it is advised by counsel (who may be counsel for the Company) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error contained herein.

6.03. Notices and Demands to Company and Warrant Holder. Any notice or demand to be given or made by the Company or the Warrant Holder shall be sufficiently given or made if sent by certified or registered mail, postage prepaid, addressed to the Company at its Principal Office, or to the Warrant Holder at the address registered with the Company.

6.04. Applicable Law. The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of Delaware, without regard to the principles or provisions thereof regarding conflicts of laws.

6.05. Persons Having Rights Under This Warrant. Nothing expressed in this Warrant and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company and the Warrant Holder any right, remedy or claim under or by reason of this Warrant or of any covenant, condition, stipulation, promise or agreement contained herein, and all covenants, conditions, stipulations, promises and agreements contained herein shall be for the sole and exclusive benefit of the Company and its successors and assigns and of the Warrant Holder.

6.06. Effect of Headings. The article and section headings in this Warrant are for convenience only and are not part of this Warrant and shall not affect the interpretation hereof.

WITNESS the signatures of the Company and the Warrant Holder as of the day first above written.

Atmospheric Glow Technologies, Inc.

By:

Title:
(the “Company”)

[signature]

Print Name

Address:

(the “Warrant Holder”)

EXHIBIT A

ELECTION TO PURCHASE

(To be executed upon exercise of the Warrants)

The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant, to purchase                      Common Shares of Atmospheric Glow Technologies, Inc., a Delaware corporation (the “Company”), and herewith tenders in payment for such Common Shares a certified or official bank check payable to the order of the Company in the amount of $             all in accordance with the terms hereof. The undersigned requests that a certificate for such Common Shares be registered in and delivered to the following name and address:

If said number of Common Shares is less than all the Common Shares purchasable pursuant to the Warrant, the undersigned requests that a new Warrant representing the remaining balance of the Common Shares subject to the Warrant be registered in and delivered to the following name and address:

Dated:

Signature of Warrant Holder

Title:
(if applicable)

Print Name of Warrant Holder

Note: The signature to this Election to Purchase must correspond with the names as written upon the face of this Warrant in every particular, without alteration or enlargement in any manner whatsoever.